Exhibit 10.66

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of the 5th day of April, 2007 by and between Trulite, Inc., a Delaware corporation (“Trulite”) and Standard Renewable Energy Group, LLC (“SREG, LLC”).

RECITALS

A. SREG, LLC has lent to Trulite an aggregate of $960,000 pursuant to the terms of the promissory notes listed on Exhibit A attached hereto (collectively, the “Notes”); and

B. SREG, LLC desires to convert the aggregate principal balance of and all accrued but unpaid interest on the Notes into shares of Trulite Common Stock, $0.001 par value per share (“Common Stock”) on the terms and conditions set forth in this Agreement.

C. Trulite desires to issue to SREG, LLC shares of its Common Stock in consideration of the cancellation of the aggregate principal balance of and accrued but unpaid interest on the Notes on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SREG, LLC agree as follows:

1. On the third (3rd) business day following the last of the first ten (10) trading days on which Trulite Common Stock has traded on the Over the Counter Bulletin Board (the “Initial Ten Trading Days”) (such third business day being referred to herein as the “Effective Date”), Trulite shall issue to SREG, LLC a number of shares of Common Stock determined by multiplying 2.0 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the average closing sale price for the Common Stock as quoted on the Over the Counter Bulletin Board for the Initial Ten Trading Days (collectively, the “Shares”).

2. In consideration of the receipt of the Shares, on the Effective Date, SREG, LLC shall surrender to Trulite the Notes.

3. Trulite hereby represents and warrants to SREG, LLC as follows:

(a) Trulite has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement.

(b) The Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and non-assessable shares of Common Stock.

4. SREG, LLC hereby represents, warrants and covenants to Trulite as follows:

(a) SREG, LLC is purchasing the Shares for SREG, LLC’s own account, and not for the account of any other person;

(b) SREG, LLC is purchasing the Shares for investment only, and is not purchasing the Shares with a view towards the current or future resale, assignment, fractionalization or distribution of the Shares;

(c) SREG, LLC understands that (A) the Shares (1) have not been registered under the Securities Act of 1933, as amended (the “Act”) or any other federal or state securities laws, and (2) must be held by SREG, LLC indefinitely; and (B) SREG, LLC must therefore bear the economic risk of such investment indefinitely; unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. SREG, LLC further understands that such exemptions depend on, among other things, the bona fide nature of the investment intent of SREG, LLC expressed herein. Pursuant to the foregoing, SREG, LLC acknowledges that the certificate representing the Shares acquired hereunder shall bear a restrictive legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO TRULITE, HAS BEEN DELIVERED TO TRULITE AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(d) SREG, LLC acknowledges and understands that Trulite has a limited operating history;

(e) Trulite has made available to SREG, LLC the opportunity to ask questions of and obtain additional information from Trulite (or any person acting on its behalf), concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of SREG, LLC and are sufficient for SREG, LLC to evaluate the merits and risks of the investment;

(f) SREG, LLC represents that it has been called to its attention that its investment in Trulite involves a high degree of risk which may result in the loss of the total amount of its investment;

(g) SREG, LLC has been furnished by Trulite all information (or provided access to all information) regarding the business and financial condition of Trulite, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that SREG, LLC has requested or otherwise needs to evaluate the investment in the Shares.

5. In the event that within two (2) years of the date of this Agreement, Trulite files with the Securities and Exchange Commission a registration statement under the Act, other than a Registration Statement on Form S-8, a Registration Statement on Form S-4 or a similar or successor form, Trulite will use its reasonable efforts to cause registration of the resale of 5% of the Shares to be included in the first such registration statement filed by Trulite; provided that SREG, LLC complies with all reasonable requests made by Trulite related to the inclusion of such Shares in such registration statement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

7. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

Executed as of the date first set forth above.

TRULITE, INC.

By:	/s/ Jonathan H. Godshall
Name: Jonathan H. Godshall
Title: President

STANDARD RENEWABLE ENERGY GROUP, LLC

By:	/s/ John D. White
Name: John D. White
Title: General Counsel and Senior Vice President

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
September 21, 2006	Standard Renewable Energy Group, LLC	$250,000
October 26, 2006	Standard Renewable Energy Group, LLC	$250,000
November 28, 2006	Standard Renewable Energy Group, LLC	$100,000
February 6, 2007	Standard Renewable Energy Group, LLC	$360,000